Exhibit 99.1

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information, Contact:

Mark Namaroff

Director of Investor Relations

(978) 326-4058

investorrelations@analogic.com

Analogic Provides Preliminary Results for Third Fiscal Quarter and Revises Outlook for FY14

PEABODY, Mass. (May 27, 2014) – Analogic Corporation (Nasdaq:ALOG), enabling the world’s medical imaging and aviation security technology, today announced preliminary financial results for its third quarter of fiscal 2014 ended April 30. Revenue for the third fiscal quarter is expected to be approximately $124 million. The Company expects to report GAAP operating margin of approximately 8% and non-GAAP operating margin of approximately 12%. The Company anticipates diluted EPS of approximately $0.62 and non-GAAP diluted EPS of approximately $0.94. The Company also revised its outlook for the remainder of the fiscal year ending July 31, 2014. Analogic plans to report its full third-quarter fiscal results on June 5, 2014.

Jim Green, president and CEO, commented, “While we expect that continued challenging market conditions will negatively affect our top line for the third quarter and full fiscal year, we still expect to deliver solid operating margins and positive cash flows for both periods. One factor that affected our revenues for the third quarter and is expected to impact the full year is the continued delay in airport tenders resulting in lower than previously expected sales of our security systems in this fiscal year. As a result of the challenging market conditions and given the difficult year-over-year comparisons due to the exit from the legacy patient monitoring business and the reduction in funded engineering, we anticipate that FY14 net revenue will decline mid-single digits from FY13. Despite the challenging top line, due to our diligent focus on profitability we expect to deliver double digit non-GAAP operating margins for the year.”

Green continued, “We remain optimistic about the future, as our newly released CT platform helps stabilize our medical imaging business, multi-unit international airport tenders drive strong security business sales, and we further expand our fast-growing direct Ultrasound business with the commercialization of the first-ever Sonic Window handheld Ultrasound. In addition, we have taken aggressive moves to control costs to offset lower external engineering funding. Finally, we will no longer have the difficult year-over-year comparison related to the exit from the patient monitoring and non-strategic legacy OEM probes. While we face near-term market challenges, we continue to execute on our strategy and remain optimistic about our long-term growth prospects.”

Analogic Corporation            8 Centennial Drive, Peabody, MA 01960            978-326-4000            www.analogic.com

Third-Quarter Financial Results Conference Call

Analogic will conduct an investor conference call on Thursday, June 5, at 5:00 p.m. (ET) to discuss the third quarter results. To participate in the conference call, dial 1-866-823-6992, or 1-334-323-7225 for international callers, approximately ten minutes before the conference is scheduled to begin. Inform the operator that you wish to join the Analogic conference, passcode 42748. You will then be asked for your name, organization, and telephone number, and be connected to the conference. The earnings release and, just prior to the call, presentation materials related to the quarterly financial information will be posted on the Company’s website at http://investor.analogic.com/.

The call will also be available via webcast in listen-only mode. To listen to the webcast, visit investor.analogic.com approximately five to ten minutes before the conference is scheduled to begin. A telephone digital replay will be available approximately two hours after the call is completed through midnight (ET) July 5, 2014. To access the digital replay, dial 1-877-919-4059 or 1-334-323-0140 for international callers. The passcode is 88492660.

A replay of the conference call webcast will be archived on the Company’s website at www.analogic.com approximately three hours after the call is completed and will be available through midnight (ET) July 5, 2014.

For more information on the conference call, visit www.analogic.com, call 978-326-4058, or email investorrelations@analogic.com.

Use of Non-GAAP Financial Measures

This document includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results.

The preliminary non-GAAP adjustments in the third quarter of fiscal year 2014 include adjustments for share-based compensation, the BK Medical distributor matter inquiry-related costs, acquisition expenses, restructuring charges and their related tax effect. An explanation and a reconciliation of our non-GAAP measures will be provided with our third quarter earnings press release on June 5, 2014.

Forward-Looking Statements

Any statements about future expectations, plans, and prospects for the Company, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to product development and commercialization, limited demand for the Company’s products, limited number of customers, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, the risk of potential intellectual

Analogic Corporation            8 Centennial Drive, Peabody, MA 01960            978-326-4000            www.analogic.com

property litigation, acquisition related risks, and other factors discussed in our most recent quarterly and annual reports filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this presentation represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

About Analogic

Analogic (Nasdaq:ALOG) provides leading-edge healthcare and security technology solutions to advance the practice of medicine and save lives. We are recognized around the world for advanced imaging systems and technology that enable computed tomography (CT), ultrasound, digital mammography, and magnetic resonance imaging (MRI), as well as automated threat detection for aviation security. Our CT, MRI, digital mammography, and ultrasound transducer products are sold to original equipment manufacturers (OEMs), providing state-of-the-art capability and enabling them to enter new markets and expand their existing market presence. Our market-leading BK Medical and Ultrasonix branded ultrasound systems, used in procedure-driven markets such as urology, surgery, and point-of-care, are sold to clinical end users through our direct sales force. For over 40 years we’ve enabled customers to thrive, improving the health and enhancing the safety of people around the world. Analogic is headquartered just north of Boston, Massachusetts. For more information, visit www.analogic.com.

Analogic is a registered trademark of Analogic Corporation.

The globe logo is a trademark of Analogic Corporation.

Analogic Corporation            8 Centennial Drive, Peabody, MA 01960            978-326-4000            www.analogic.com